Calculation of Filing Fee Table
FORM S-8
(Form Type)
MorphoSys AG
(Exact name of Registrant as Specified in its Charter)

Table: Newly Registered Securities

Security Type	Security Class Title[1]	Fee Calculation Rule	Amount Registered[2]	Proposed Maximum Offering Price Per Unit[3]	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, no par value, reserved for issuance under the Restricted Stock Unit Program 2022 (US)	Other	1,978,907	$18.42	$36,451,466.94	0.0000927	$3,379.05
Total Offering Amount					$36,451,466.94		$3,379.05
Total Fee Offsets							$0.00
Net Fees Due							$3,379.05

1.The ordinary shares of MorphoSys AG (the “Registrant”), no par value (“Ordinary Shares”), being registered hereby may be represented in the form of the Registrant’s American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), with each ADS representing 0.25 of an Ordinary Share. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered on a separate registration statement on Form F-6, as amended (File No. 333-130614).
2.This Registration Statement on Form S-8 (“Registration Statement”) covers Ordinary Shares issuable pursuant to the Restricted Stock Unit Program 2022 (US) (the “RSU Program”). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable as provided in the Restricted Stock Unit Program 2022 (US) by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Ordinary Shares registered hereunder.
3.The proposed maximum offering price of the Ordinary Shares being registered hereby is estimated in accordance with Rule 457(h) and 457(c) of the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the $ 4.73 (high) and the $ 4.48 (low) price of the Registrant’s ADSs reported on the Nasdaq Global Select Market on June 16, 2022, which date is within five business days prior to filing this Registration Statement, multiplied by four, as each ADS represents 0.25 of an Ordinary Share.